EXHIBIT 99.2


FOR IMMEDIATE RELEASE

Contact:    Pat McGoldrick
            President and Chief Executive Officer
            Rivoli BanCorp, Inc.
            Macon, Georgia 31210
            (478) 475-5200


               RIVOLI BANCORP, INC. ANNOUNCES FOUR-FOR-THREE STOCK SPLIT
               ---------------------------------------------------------

Rivoli BanCorp, Inc. announced today that its Board of Directors has declared a four-for-three stock split to be effected as a 33 1/3% stock dividend. As a result of the split, shareholders of record as of February 27, 2004 will receive one additional share of common stock for every three shares owned. The new shares and any cash to be paid to shareholders in lieu of fractional shares will be issued on March 22, 2004. The par value of the common stock will remain at $1.00.

Rivoli BanCorp's President, Pat McGoldrick, said, "Our Board of Directors continues to recognize the growth and potential of Rivoli Bank & Trust. We feel this stock split is a statement of confidence in our bank and reflects the opportunities we see for our bank and its new mortgage division."

Rivoli BanCorp, Inc. is a one-bank holding company that owns all of the issued and outstanding stock of Rivoli Bank & Trust, which operates two banking offices in Macon, Georgia and three Rivoli Mortgage offices in Warner Robins, Butler and Macon.